EXHIBIT 12.1

CERTIFICATION

I, Paulo Sergio Kakinoff, certify that:

1. I have reviewed this annual report on Form 20-F of GOL LINHAS AÉREAS INTELIGENTES S.A.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 20, 2021

By: /s/ Paulo Sergio Kakinoff
Name: Paulo Sergio Kakinoff
Title: Chief Executive Officer